Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

The RMR Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Equity	Preferred stock	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Equity	Depositary shares	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Debt	Debt securities	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Warrants to purchase Class A common stock	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Warrants to purchase preferred stock	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Warrants to purchase debt securities	Rule 457(o)	(1)(2)	(3)

Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)(2)	(3)	$500,000,000	(2)	0.00015310	$76,550

Total Offering Amounts						$500,000,000			$76,550
Total Fees Previously Paid
Total Fee Offsets									$46,350
Net Fee Due									$30,200

(1)	The RMR Group Inc. (the “Company”) is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $500,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Company has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together with other securities registered hereunder.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	The RMR Group Inc.	S-3	333-262124	1/12/2022		$46,350	(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$500,000,000
Fee Offset Sources	The RMR Group Inc.	S-3	333-262124		1/12/2022							$46,350	(4)

(4)	The Registrant hereby offsets the total registration fee of $76,550 due under this registration statement by $46,350, which represents the portion of the registration fee previously paid with respect to $500,000,000 of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-262124) filed by the registrant on January 12, 2022 and declared effective on February 14, 2022 (the Prior Registration Statement). The offering of the unsold securities registered under the Prior Registration Statement has been terminated.

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